EXHIBIT 10.2



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                             SHAREHOLDERS AGREEMENT


     THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made and entered into as of March 12, 2009, among UNLTD Ventures Incorporated (the "Company"), Sheldon Kales, Dr. Tally Bodenstein, Rakesh Malhotra and Boaz Dor,; and the following shareholders of ActiVein Ltd.: Xenia Venture Capital Ltd. ("Xenia"), Mr. Ilan Shalev, Dr. Yoav Paz, Mr. Adi Plaschkes (collectively the ActiVein Shareholders); (collectively the ActiVein Shareholders); (each individually a "Party" and together the "Parties").

                                   WITNESSETH:

WHEREAS, the Parties are party to the Share Exchange Agreement to which this Agreement is attached; and

WHEREAS, the shareholders of the Company desire to set forth certain matters regarding the Shares herein.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

SECTION 1.    DEFINITIONS AND RELATED MATTERS

    1.1  Definitions.

      When used in this Agreement, the following terms shall have the respective meanings set forth below:

      "Acquisition Notice" is defined in Section 3.8.

      "Articles of Incorporation" shall mean the Company's Articles of Incorporation or By-Laws, as amended from time to time.

      "Board" or "Board of Directors" means the board of directors of the Company.

      "Buyer" is defined in Section 3.3.

      "Co-Sale Offer" is defined in Section 4.2.1.

      "IPO" means the date the Company's shares may be publicly traded on the OTC Bulletin Board, the NASD, or any national stock exchange based in the United States.

      "New Securities" is defined in Section 2.1."Notice of Sale" is defined in
Section 3.1.

      "Notice Period" is defined in Section 3.3

      "Offer" is defined in Section 4.1.


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      "Offerees" shall have the meaning set forth in Section 3.1.

      "Offered Shares" shall have the meaning set forth in Section 3.1.

      "Other Shareholders" is defined in Section 4.2.1.

      "Other Shareholders Co-Sale Pro Rata Percentage" is defined in Section 4.2.1.

      "Permitted Transfer" is defined in Section 3.13.

      "Permitted Transferee" is defined in Section 3.13.

      "Remaining Buyers" is defined in Section 3.7.

      "Response Notice" is defined in Section 3.3.

      "Seller" is defined in Section 4.2.1.

      "Selling Shareholder" is defined in Section 3.1.

      "Shares" means the shares of the Company.

      "Shareholder(s)" means Sheldon Kales, Dr. Tally Bodenstein, Boaz Dor and the ActiVein Shareholders.

      "Share Exchange Agreement" means the Share Exchange Agreement to which this Agreement is attached as a Schedule.

      "Third Party" is defined in Section 3.1.

      "Transfer" is defined in Section 3.1.

      1.2    Related Definitional Matters.

1.2.1 All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Share Exchange Agreement.

      1.2.2. In case of the identical terms defined otherwise in this Agreement and the Share Exchange Agreement, the definition as appearing in this Agreement shall prevail for purposes of this Agreement.

      1.2.3 All references herein to Dollars or $ are references to United States dollars.

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SECTION 2.  PREEMPTIVE RIGHTS

      2.1 Until an IPO, and except to the extent the right to receive such offer has been waived in writing (before or after the effective date hereof) by a Shareholder who would otherwise be entitled thereto, any New Securities to be allotted by the Company shall first be offered by the Board of Directors by written notice of offer to the registered Shareholders holding at least 3% of the issued and outstanding share capital of the Company on an issued and outstanding basis. "New Securities" shall mean any share capital of the Company, whether or not now authorized, and rights, options or warrants to purchase share capital, and securities of any type whatsoever that are, or may become, convertible into share capital.

      New Securities shall not include: (i) securities issued to employees, directors, or consultants of the Company pursuant to any stock option plan or stock plan or stock purchase or stock bonus arrangement approved by the Board of Directors or as otherwise approved by the Board of Directors; (ii) securities issued for consideration which does not consist of cash or which does not consist entirely of cash, including without limitation real estate (including ownership, leasing or any other rights thereto), patents or technology or other know-how (including ownership, licensing or any other rights thereto), research and/or development services or activities, distribution or manufacture of the Company's products or services, any other services or activities, or joint ventures; (iii) shares of the Company issuable upon exercise of options or warrants issued in full compliance with the provisions of this Section 2; (iv) securities offered to the public; (v) securities issued pursuant to the acquisition (including if applicable acquisition of shares) by the Company of another corporation or business entity (or their business unit or division) or purchase or acquisition by the Company of all or substantially all the assets of another corporation or business entity (or their business unit or division) or merger of any corporation or business entity with or into the Company; (vi) securities issued pursuant to stock split, recapitalization, reclassification or payment of any dividend, bonus shares, or distribution with respect to the Company's issued and outstanding share capital, or any similar event of the Company; or (vii) any commission paid pursuant to Section 2.5 below.

      2.2 As aforesaid, in the event the Company shall undertake an issuance of New Securities, it shall give each Shareholder written notice thereof. Such notice shall state the terms of the proposed allotment, and offer each such Shareholder to purchase such number of such New Securities as is necessary for such Shareholder to retain the proportion of his respective holdings. Each such Shareholder may accept such offer, as to all or any part of the shares so offered to him, by giving the Company written notice of acceptance within thirty
(30) days after being served with such notice of offer together with the amount of consideration for the number of New Securities offered to him and accepted thereby. Any Shareholder who fails to respond within such period or to pay the above specified consideration shall be deemed to have refused that offered part of the New Securities and to have waived any and all rights in connection with this Section 2.

     2.3 Any such offered New Securities that are not accepted by Shareholders as aforesaid shall be under the control of the Board of Directors and may be subsequently allotted without regard to this Section 2, except to the extent that said offered New Securities may not be allotted at a price and upon terms more favorable to the purchaser than that offered pursuant to Section 2.2. In


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the event the New  Securities  are not acquired  under this Section 2.3 prior to the expiration of one-hundred and twenty (120) days from the first written notice to the Shareholders under Section 2.2, they may not be issued except by compliance again with the provisions of this Section 2.

      2.4 For the purposes of any offer under this Section 2, the respective holdings of any Shareholder shall mean the respective proportions of the aggregate number of shares held by such Shareholder out of the total issued and outstanding share capital of the Company as determined prior to the offer made pursuant to Section 2.1.

      2.5 The Company may pay a commission or brokerage fee to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company, provided such commission or brokerage fee does not exceed 10% of the price at which the shares, in respect of which the commission is paid, are issued. Such commission or brokerage fee may be paid in cash or in fully or partly paid shares of the Company or in options for the purchase of such shares, or in a combination of such methods.

SECTION 3.  RIGHT OF FIRST REFUSAL

      3.1 Except for Transfers to Permitted Transferees (as such terms are defined below), in the event that, at any time prior to the consummation of an IPO, any Shareholder desires to assign, transfer, pledge, hypothecate or otherwise dispose of (each a "Transfer") any or all of such Shareholder's shares in the Company (or any securities convertible into or exercisable for any shares of the Company, or any agreement or commitment to issue any of the foregoing)(the "Offered Shares") pursuant to the terms of a bona fide firm offer received from any person or entity ("Third Party"), then such Shareholder must first offer the Offered Shares to the other Shareholders (the "Offerees"), on terms and conditions no less favorable than those proposed by the Third Party, by a written notice (the "Notice of Sale") to the Company, and the Company shall promptly give a copy of the Notice of Sale to the Offerees. For the purposes of this Section 3, the holder of shares wishing to Transfer shares of the Company shall be referred to as the "Selling Shareholder".

      3.2 The Notice of Sale shall include the number of Offered Shares, whether the Offered Shares will, upon the sale, be free of all liens charges and encumbrances, affirmation that a bona fide firm offer has been received from the Third Party, the identity of the Third Party, any representations, warranties, covenants and indemnities offered by the Selling Shareholder(s) and the price and terms of payment for the Offered Shares.

      3.3 Each Offeree shall be entitled to purchase the Offered Shares, in whole or in part, at the price and under the conditions stated in the Notice of Sale, within fourteen (14) days of its receipt (the "Notice Period"), by giving written notice of intention to do so to the Selling Shareholder, with copies to the Company (the "Response Notice") (each Shareholder who has submitted a Response Notice, a "Buyer").

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      The Response Notice shall, when taken in conjunction with the offer as contained within the Notice of Sale, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

      3.4 If the Response Notice has not been given by an Offeree within fourteen (14) days as set forth in Section 3.3 above, then such Offeree shall be deemed to have waived his right of first refusal pursuant to this Section 3.

      3.5 Notwithstanding anything to the contrary herein, in the event that by the end of the Notice Period, no Response Notices have been received by the Selling Shareholder or the Selling Shareholder has received Response Notices with respect to a total number of shares less than the number of the Offered Shares, the Selling Shareholder shall have the option to either (i) sell all of the Offered Shares to the Third Party at a price not less than and upon terms not more favorable to the Third Party than those provided for in the Notice of Sale, provided that the sale be consummated within forty five (45) days from the expiration of the Notice Period, or (ii) unless otherwise agreed with the Third Party who demands the right to purchase all of the Offered Shares, sell to the Buyers such quantity of the Offered Shares as specified in their Response Notices, and sell the remaining Offered Shares to the Third Party, at a price not less than and upon terms not more favorable to the Buyers and to the Third Party than those provided for in the Notice of Sale, provided that the sale be consummated within forty five (45) days from the expiration of the Notice Period. Any Offered Shares not Transferred within such forty five (45) day period shall be subject to the requirements of first refusal pursuant to this
Section 3.

      3.6 If Response Notices shall have been received for a total number of shares equal to the number of Offered Shares, every Buyer shall buy the number of shares as mentioned in the Response Notice as submitted.

      3.7 If Response Notices shall have been received for a total number of shares greater than the number of Offered Shares, the Buyers may acquire shares in a quantity proportionate to the share capital of the Company held by them at that time (based on the ratio of the share capital of the Company held by each of them at that time relative to the total share capital of the Company, on an as converted basis). However, no Buyer shall be required to buy a greater number of shares than the number provided for in the Response Notice submitted by him. Any Offered Shares remaining shall be allocated among those Buyers who have not received all the shares indicated by them in their Response Notice (the "Remaining Buyers") based on the ratio of the share capital of the Company held by each of them at that time relative to the total share capital of the Company held by the Remaining Buyers, on an as converted basis. However, no Remaining Buyer shall be required to buy a greater total number of shares than the number provided for in the Response Notice submitted by him. This procedure shall be repeated until all of the Offered Shares have been allocated.

     3.8 In every one of the events referred to in Sections 3.5, 3.6 and 3.7, the Selling Shareholder shall send within seven (7) days after the last date for submission of Response Notices to each of the Buyers, a notice (accompanied by copies of all Response Notices received by the Selling Shareholders, and if


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actually  received,  any notices of  non-acceptance of the offer pursuant to the
Notice of Sale) that shall mention the number of shares that shall be acquired by each Buyer (hereinafter the "Acquisition Notice").

      3.9 After receipt of the Acquisition Notice each Buyer shall purchase from the Selling Shareholder, and the Selling Shareholder shall sell and Transfer to such Buyer the number of shares referred to in such notice according to the terms of the Notice of Sale. Upon Transfer to the Buyer such shares must be free and clear of any liens or encumbrances unless otherwise specified in the Notice of Sale. The Selling Shareholder and such Buyer shall each have all the remedies for breach of contract available under any applicable laws in connection with the transaction set forth in this Section 3.

      3.10 In the event that as a result of the provisions of this Section 3, the Selling Shareholder would be required to Transfer a fraction of a share, such number of shares shall be rounded to the nearest whole number (with 1/2 being rounded down). In the event that there shall be Offered Shares that cannot be allocated pursuant to this Section 3.10, such Offered Shares shall be allocated as the Board of Directors shall see fit.

      3.11 Nothing in this Section 3 shall have any effect upon the requirement of the consent of the Board of Directors to the Transfer of any shares or upon its authority to refuse to consent to the Transfer.

      3.12 Notwithstanding the above, a Shareholder may Transfer any of his shares to a Permitted Transferee. For the purposes of this Section 3, "Permitted Transferee" or a "Permitted Transfer" shall mean: (i) any Shareholder's spouse, ancestors or descendants, or to trusts for the benefit of such persons; (ii) any person or entity which controls, is controlled by or is under common control with such Shareholder (for the purposes hereof, the term "control" shall mean the power to appoint a majority of the Board of Directors of such entity, or ownership of more than 90% of both the equity securities (or similar interests) and the voting rights in the entity; (iii) from a Permitted Transferee back to the given transferring Shareholder; (iv) in the case of a corporate Shareholder,
(a) any successor of such Shareholder by merger or (b) any person, firm or corporation to which at the same time, substantially all the business and assets of such Shareholder are being sold; or (v) in the case of joint holders of a share, each such joint holder as regards any other joint holder's rights in such share.

      provided, however, in all cases such Permitted Transferee is required to agree in writing to be bound by the obligations of the transferor under all agreements involving the Company; and

      provided further, however, that no such Transfer shall be allowed if as a result of such Transfer, the number of Shareholders shall exceed fifty (50) pursuant to mechanism of calculation as is specified in the Articles of Incorporation.

      Following a Permitted Transfer to a Permitted Transferee, such Permitted Transferee shall have the right be considered a Shareholder for any and all purposes, including for the purpose of the Transfer of its shares to its Permitted Transferee.

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SECTION 4.  DISPOSITIONS OF SECURITIES

    4.1 Drag-Along Rights. In the event that prior to an IPO any person or entity unrelated or unaffiliated to any Shareholder (a "Third Party") makes an offer to purchase in a bona fide arm's length transaction more than 90% of (i) the issued and outstanding share capital of the Company; or (ii) the assets of the Company (the "Offer"), and the holders at least 90% of the issued and outstanding share capital of the Company on an issued and outstanding basis, indicate, in writing, their acceptance of such Offer and such Offer is conditioned upon the sale of all remaining shares of the Company to such Third Party, then, the remaining Shareholders shall be obligated to sell or exchange their shares under identical terms as concluded in any such acquisition. Such remaining Shareholders shall be deemed to have given an irrevocable proxy to a person to be appointed by the Board of Directors to vote for the acceptance of the Offer and at the closing of such Offer all of the Shareholders shall sell all of their shares to the Third Party making such Offer on the same terms and conditions as contained in the Offer. In the event that a Shareholder fails to surrender its share certificate in connection with the consummation of an Offer, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Third Party and the Board shall be authorized to establish an escrow account into which the consideration for such cancelled shares shall be deposited and to appoint a trustee to administer such account. Proceeds received from a Third Party pursuant to this Section 4.1 shall be distributed in accordance with the rights of the shares pursuant to the Articles of Incorporation.

    4.2 Tag-Along Rights. Prior to an IPO of the Company, if a Shareholder or group of Shareholders that holds more than 25% of the issued and outstanding share capital of the Company on an issued and outstanding basis reaches an agreement to sell all or a portion of its Shares in a single transaction or series of related transactions, each other holder of Shares shall have the right to sell a pro rata share of their Shares in such transaction at the same price and on the same terms as the selling Shareholder. If a Shareholder or a group of Shareholders for which the provisions of this Section are applicable (in this Section, the "Seller") desires to Transfer any Shares held by it in the Company pursuant to the terms of a bona fide offer received from any party (in this Section, the "Buyer") or otherwise, such Seller shall promptly give the other Shareholders (the "Other Shareholders") written notice thereof, which fully describes the proposed Transfer (the "Co-Sale Offer") and the Other Shareholders or any one of them shall have the right to require, within 14 days of receipt of the Co-Sale Offer, as a condition to such Transfer described therein, that the Buyer shall purchase from such Other Shareholders at the same price per share and on the same terms and conditions as involved in such Transfer by the Seller, that percentage of the Shares proposed to be acquired by the Buyer (in this Section, the "Transaction Shares") expressed by a fraction, the numerator of which is the number of Shares then held by the Other Shareholders who exercise their right hereunder and the denominator of which is the sum of (i) the aggregate number of Shares and (ii) the aggregate number of Shares then held by the Seller, all multiplied by 100 (such percentage shall be referred to as the "Other Shareholders Co-Sale Pro Rata Percentage").

     4.2.1 In the event that one or more of the Other Shareholders shall elect to participate in such Transfer, each such Other Shareholders shall communicate in writing such election to the Seller within the aforesaid period of time, and,


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if the Transfer to the Buyer is  consummated,  such Other  Shareholder  shall be entitled to Transfer to the Buyer as part thereof, and no Transfer of any Shares by the Seller shall be completed unless simultaneously with such Transfer the Buyer purchases, the Other Shareholders Co-Sale Pro Rata Percentage of the Transaction Shares (and if more than one Other Shareholders so notified the Seller, such Co-Sale Pro Rata Percentage shall be allocated among them pro rata to their relative holdings in the Company), at the same price per share and on the same terms and conditions as set forth in the Co-Sale Offer. If any Other Shareholder did not respond to a Co-Sale Offer within the aforesaid time period, it shall be deemed to be refusing to participate in such Transfer.

         4.2.2 If none of the Other Shareholders elected to participate in such Transfer, or if some of them did elect to so participate, then the Seller shall be entitled to sell or transfer all, or the appropriate pro rata portion (together with the participating Other Shareholders' shares), as applicable, of the Transaction Shares to the Buyer at any time within 90 days thereafter. Any such Transfer shall be at not less favorable terms and conditions to the Seller than those specified in the Co-Sale Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of this Section 4.

         4.2.3 The rights of co-sale under this Section 4 shall not apply to a Transfer exempt from a right of first refusal under Section 3.

SECTION 5.  AFFAIRS OF THE COMPANY

    5.1  Administration of the Company.

     5.1.1 Following the acquisition of Activein Ltd. the Board shall consist of Mr. Boaz Dor, Ms. Anat Segal, Mr. Eitan Kyiet, Mr. Ilan Shalev and Mr. Avi Lior. In the event Boaz Dor resigns as a director, Mr. Dor can designate his replacement on the Board of Directors. Xenia has the right to remove Anat Segal, Eitan Kyiet, Ilan Shalev and/or Avi Lior as directors and to designate the replacement on the Board of Directors of any director so removed.

      In all cases the right to appoint a director shall include the right to remove and replace such director. Appointments, removals and replacements shall be effected by furnishing written notification to the Company, signed by the Shareholder with the right to appoint the director. Any notice regarding the appointment, removal or replacement of a director shall be delivered to the Company in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later.

     5.1.2 The presence of a majority of the directors shall constitute a quorum for meetings of the board.

     5.1.3 Any one director or Shareholders holding more than 10% of the voting power in the Company may call a meeting of the Board of directors of the Company, and the chairman of the Board shall call such a meeting upon such request. The Company shall ensure that there shall be at least 4 Board meetings
per    year.

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   5.2 Matters Requiring Security Holder Approval.

      5.2.1 Veto Rights. Until an IPO, any action or resolution of the Company's general meeting, or of the Board, regarding any of the following actions whether concerning the Company itself, or its Subsidiary ActiVein Ltd., shall require the consent of two thirds of the Company's directors in a Board meeting or the approval of Xenia:

          5.2.1.1  an amendment to the Articles of Incorporation;

          5.2.1.2 the entry into any new line of business or new business activity;

          5.2.1.3 a merger, consolidation or acquisition, or the sale, lease or other disposal of all or substantially all of the Company's assets or those of ActiVein Ltd.;

          5.2.1.4 a transactions with any officer, director, or any other party related, directly or indirectly;

          5.2.1.5 the declaration and payment of any dividends or other distributions;

          5.2.1.6 the liquidation, dissolution or winding-up of the Company or of ActiVein Ltd.;

         5.2.1.7  the constitution of any committee of the Board of Directors;

          5.2.1.8  the  sale,  license,   contribution  or  disposition  of  the
Company's core intellectual property or that of ActiVein Ltd.; or

          5.2.1.9 a change of domicile of ActiVein Ltd., whose domicile and base of operations shall remain in Israel.

          5.2.1.10 any change to the composition of the Board of Directors of ActiVein Ltd.

SECTION 6.  DISTRIBUTION & USE OF FUNDS

The distribution of funds following the Closing will be as follows:

    6.1 Upon Closing the Company will transfer to its subsidiary, ActiVein Ltd., US$250,000. These funds will be used by ActiVein Ltd. for research and development;

    6.2 The remaining funds of the Company - amounting to at least US$167,000 shall be used as follows:

        6.2.1 For a one year period following the Closing - US$6,500 per month paid to Mr. Sheldon Kales for investor relations and investment banking services;

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        6.2.2 For a one year period following the Closing - US$1,500 per month paid to Mr. Boaz Dor for investor relations and investment banking services.

        6.2.3 To pay all costs related to the generation of financial reports for both the Company and Activein Ltd. in US GAAP format.

      6.3 The remainder shall be used for legal, accounting and other expenses associated with an initial public offering of the Company.

SECTION 7.  AFFIRMATIVE COVENANTS & DECLARATIONS

    7.1 Following the Closing, the current shareholders of the Company will take all necessary steps to promptly file a registration statement with the Securities and Exchange Commission to offer to the public 5,000,000 shares of its common stock at an offering price of $0.20 per share. From the proceeds of the public offering the Company will use $125,000 for investor relations services. The $125,000 will be used according to instructions which will be received from time to time from Mr. Sheldon Kales and shall be pursuant to a plan agreed upon by the Board of Directors of the Company.

    7.2 The Company will not issue any options, warrants or similar securities to any of its officers, directors or persons performing similar functions until 60 days after the common stock of the Company begins trading. After this 60-day period, and during the two-year period ending on the date which is two years after the Company's stock begins to trade, the Company may issue options, warrants or similar securities to its officers, directors and persons performing similar functions provided that the number of shares issuable upon the exercise of such securities does not exceed 2,500,000 shares.

    7.3 If the execution of this Agreement and the Share Exchange Agreement which shall be signed between the Company and Activein Ltd. and various other parties does not take place by March 31, 2009, this Shareholders Agreement will terminate, and any of the $250,000 not spent by Activein Ltd. will be promptly returned to the Company, together with an accounting of all funds which Activein Ltd. has spent.

   7.4 Each current shareholder of Activein Ltd. hereby declares that it has waived its rights of first refusal it may have under the Articles of Association of Activein Ltd.

     7.5 Xenia Venture Capital Ltd. hereby waives any rights of deemed liquidation it may have under the Articles of Association of Activein Ltd.

     7.6 Each current shareholder of Activein Ltd. holding preferred shares of Activein Ltd. has waived their rights in respect of the transaction specified in that certain Exchange Agreement between the Company and Activein Ltd. regarding any "Special Issues" or any other rights granted to the preferred shareholders of Activein Ltd. under its Articles of Association.

     7.7 In the event that any representations or warranties are required from the directors of the Company in connection with a listing of its shares on any


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public exchange,  the directors appointed by the former shareholders of Activein
Ltd. shall provide representations or warranties solely and exclusively in connection with the technology of Activein Ltd. No other representations or warranties of any nature whatsoever shall be provided by such directors, or by their appointing shareholders. All other representations and warranties shall be provided solely and exclusively by Mr. Boaz Dor.

SECTION 8.  REGISTRATION RIGHTS

      Registration rights in the Company shall be as set out in Appendix A hereto.

SECTION 9.  MISCELLANEOUS

       9.1 Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes the earlier of (a) when received or seven (7) calendar days after it is mailed by prepaid registered mail; (b) the next calendar day after the day of transmittal thereof by facsimile; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth in above or to such other address of which notice as aforesaid is actually received.

      9.2 Benefit of Agreement; Assignments and Participations. Subject to the next sentence, and except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors. No party may assign or transfer any of its rights or obligations (other than transfers required under law) without the prior written consent of the other parties.

      9.3 No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the Company and any other party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are exclusive of any rights or remedies that the parties would otherwise have.

      9.4 Amendments, Waivers and Consents. This Agreement may be only be amended, with the written consent of the Parties hereto.

      9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, enforceable against the party actually executing such counterpart, but all of which shall constitute one and the same instrument. For the purposes of the Closing, signatures transmitted via telecopy (or other facsimile device) will be accepted as original signatures if the sender on the same day, but not later than within seven calendar days, sends a manually executed signature page by a recognized overnight delivery service (charges prepaid).

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

      9.6 Expenses. Each Party shall pay its own costs and expenses (including attorneys' and accountants' fees and disbursements) incurred by such Party in connection with the Transactions, otherwise related thereto.

      9.7 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      9.8 Governing Law; Submission to Jurisdiction; Venue. This Agreement shall be governed by the laws of the State of Israel. The parties hereto hereby submit to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa.

      9.9 Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      9.10 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

      9.11 Should there be any material breach of the terms of Section 5, 6.1, 6.2, 6.3, 7.1, or 7.2 of this Agreement, through no fault of Sheldon Kales or Boaz Dor respecting Sections 6.1, 6.2, 6.3, 7.1, or 7.2 and upon the demand of Sheldon Kales or Boaz Do; or through no fault of Xenia respecting Section 7.1, and upon the demand of Xenia; all shares issued to the ActiVein Shareholders at the Closing will be returned to the Company and cancelled and , all officers and directors of the Company, with the exception of Boaz Dor will resign as officers and directors of the Company, and all shares of ActiVein held by the Company will be returned to their previous holders.

       9.12 Termination. Except as provided herein, this Agreement shall immediately and automatically terminate, without any further action by any party, upon any of the following: (a) the dissolution, bankruptcy, receivership or insolvency of the Company; (b) as to any Shareholder when such holder shall no longer hold any Shares; or (c) upon the closing of an IPO.

      9.13 Conflict with Articles. In the event of any contradiction between the provisions of this Agreement and the provisions of the Articles of Incorporation, the provisions of Articles of Incorporation shall prevail.

      9.14 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties. For the avoidance of doubt, all parties hereto acknowledge and declare that this Shareholders Agreement and the Registration Rights attached hereto as Appendix A, replace in there entirety any other Shareholders Agreements and/or Registration Rights Agreements previously agreed upon amongst any of the Parties hereto.


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       IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day, month and year first above written.


      /s/ Sheldon Kales
      ----------------------------------
      Sheldon Kales


      /s/ Dr. Tally Bodenstein
      ----------------------------------
      Dr. Tally Bodenstein


      /s/ Rakesh Malhotra
      ----------------------------------
      Rakesh Malhotra


      /s/ Boaz Dor
      ----------------------------------
      Boaz Dor


      Xenia Venture Capital Ltd.

By:   /s/ Eitan Kyiet
      ----------------------------------
      Name:  Eitan Kyiet


      /s/ Ilan Shalev
      ----------------------------------
      Ilan Shalev


      /s/ Yoav Paz
      ----------------------------------
      Dr. Yoav Paz


      /s/ Adi Plaschkes
      ----------------------------------
      Adi Plaschkes



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                   APPENDIX A - REGISTRATION RIGHTS AGREEMENT

The following provisions govern the registration of the Company's securities:

1. Definitions. As used herein, the following terms have the following meanings:

      "Holder" means any Shareholder and shareholders who are party to the Shareholders Agreement to which this Appendix A is attached.

      "Form S-1" means Form S-1 under the Exchange Act, available to the Company, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      "Initiating Holders" means Holders of an aggregate of at least 15% of the Registrable Shares.

      "Register," "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

      "Registrable Shares" means all shares now or hereafter issued by the Company prior to its initial public offering; provided, however, that any shares (i) sold by a person to the public either pursuant to a registration statement or Rule 144; or (ii) sold in a private transaction in which the transferor's rights under this Section 3 are not assigned; or
      (iii) that could be distributed by the holder thereof (in accordance with applicable law) within three (3) months under Rule 144, shall not be deemed to be Registrable Shares.

      "Securities Exchange" shall mean the NYSE, the Nasdaq Global Market, the AMEX, the LSE, the AIM, or the OTC Bulletin Board.

      All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Shareholders Agreement to which this Agreement is attached.

2. Incidental Registration. If the Company at any time proposes to register any of its securities, other than (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or an acquisition, merger or consolidation or (ii) in a registration under Section 3 or
     Section 4 of this Agreement, it shall give notice to the Holders of such intention. Upon the written request of any Holder given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such a request by a Holder, so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a


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     limitation of the number of shares to be  underwritten,  then the number of shares that may be included in the registration shall be allocated, first to the Company, and second: (a) up to 60% of the balance, to the Initiating Holders on a pro rata basis based on the total number of Registrable Shares held by such Initiating Holders; and (b) up to 40% of the balance, to the remaining Holders, on a pro rata basis based on the total number of Registrable Shares held by such Holders. The Company shall have the right to terminate or withdraw any registration initiated by it under this
     Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

3. Demand Registration. At any time after six months following the closing of the initial public offering (the "IPO") and until the fifth anniversary thereafter, the Initiating Holders may request in writing that all or part of the Registrable Shares shall be registered for trading on the Securities Exchange on which such Registrable Shares are listed. Within thirty (30) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, the Company shall use its best efforts to effect the registration of all Registrable Shares as to which it has received requests for registration for trading on the Securities Exchange specified in the request for registration; provided, however, that the Company shall not be required to effect any registration under this
     Section 3: (i) within a period of one hundred and eighty (180) days following the effective date of a previous registration; or (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than US$20 million; or (iii) if the Initiating Holders propose to dispose of Registrable Shares that may be immediately registered on Form S-1 pursuant to a request made pursuant to Section 4 below; or (iv) during the period sixty (60) days prior to the Company's estimated date of filing of any registration statement pertaining to the securities of the Company, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing of such registration statement is made in good faith. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the registration shall be allocated, first, to the Initiating Holders on a pro rata basis based on the total number of Registrable Shares held by such Initiating Holders; and second, to the remaining Holders, on a pro rata basis based on the total number of Registrable Shares held by such Holders. If the Company shall furnish to the Holders a certificate signed by the chairman of the Board (the "Chairman") stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its shareholders for such registration statement to be effected at such


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     time,  the  Company  shall  have  the  right to defer  the  filing  of such registration  statement  for a period of not more than one  hundred  twenty
     (120) days after receipt of the request of the Holders under this Section 3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 3 and to become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 3. The Company shall not be required to effect more than two (2) registrations under this Section 3.

4. Form S-1 Registration. In case the Company shall receive from any one Holder or Holders a written request or requests that the Company effect a registration on Form S-1, and any related qualification or compliance, with respect to Registrable Shares the Company shall within thirty (30) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and include in such registration all Registrable Shares held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, the Company shall use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Shares as are specified in such requests, together with all or such portion of the Registrable Shares of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4:
     (i) if Form S-1 is not available for such offering by the Holders; or (ii) if the Company shall furnish to the Holders a certificate signed by the Chairman stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its shareholders for such Form S-1 registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-1 registration statement for a period of not more than one hundred twenty
     (120) days after receipt of the request of the Holders under this Section 4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form F-3 for the Holders pursuant to this Section 4; or (iv) during the period sixty (60) days prior to the Company's estimated date of filing of any registration statement pertaining to the securities of the Company, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing of such registration statement is made in good faith. Notwithstanding any other provision of this Section 4, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the registration shall be allocated as follows: (a) up to 75% of the shares, to the Initiating Holders, on a pro rata basis based on the total number of Registrable Shares held by such Initiating Holders, and (b) up to 25% of the shares, to the remaining Holders, on a pro rata basis based on the total number of Registrable Shares held by such Holders.

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5.    Designation of Underwriter. In the case of any registration, the Company shall have the right to designate the managing and other underwriters in any underwritten offering; provided that such designation shall be approved by the Initiating Holders, such approval not to be unreasonably withheld.

6. Expenses. All expenses incurred in connection with any registration under Sections 2, 3 and/or 4 shall be borne by the Company; provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter and that the Company shall not be required to bear the expenses and other out-of-pocket costs of more than one counsel representing, and acting on behalf of, the Initiating Holders in connection with each registration under Section 2, 3 or 4. The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Sections 3 or 4, the request of which has been subsequently withdrawn by the Initiating Holders or the Holders, as applicable. If the Holders are required to pay the registration expenses, such expenses shall be borne by the holders of securities (including Registrable Shares) requesting such registration in proportion to the number of shares for which registration was requested.

7. Indemnities. In the event of any registered offering of shares of the Company pursuant to this Appendix A:

      7.1 The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the Holder or any such underwriter or controlling person may become subject under Applicable Law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact made by the Company itself contained in the registration statement or included in the prospectus, as amended or supplemented by the Company itself, or
              (ii) the omission of by the Company itself or alleged omission of the Company itself to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage,


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              liability, action or proceeding; provided, however, that the
              Company will not be liable in any such case to the extent that (i) such violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to such person (ii) any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for use in connection with such registration; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further, that the indemnity agreement contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Shareholder, the underwriter or any controlling person of the selling Shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling Shareholder. Such indemnity shall survive the transfer of securities by a selling Shareholder for a period of five years, provided further, that the indemnity agreement contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. In no event shall the liability of the Holder exceed the amount received by such Holder in such sale.

      7.2 Each Holder participating in a registration hereunder will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers and directors, each other Holder participating in such registration and their partners, shareholders, directors or officers, any underwriter for the Company, or for any such other Holder, and each person, if any, who controls the Company or such underwriter or such other Holder, from and against any and all losses, damages, claims, liabilities, joint or several, costs or expenses (including any amounts paid in any settlement effected with the selling Shareholder's consent) to which the Company or any such controlling person and/or any such underwriter and/or such other Holder may become subject under Applicable Law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and


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              each such Holder will reimburse the Company, its officers and directors and each other Holder participating in such registration and their partners, shareholders, directors or officers, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by such Holder specifically for use in connection with such registration. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further, that the indemnity agreement contained in this subsection 7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Holders, which consent shall not be unreasonably withheld. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, the underwriter or any controlling person of the Company or the underwriter.

      7.3 Promptly after receipt by an indemnified party pursuant to the provisions of subsections 7.1 or 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsection 7.1 or 7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsections 7.1 or 7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or
              (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      7.4 If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled, to the extent permitted under Applicable Law, to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative faults, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

8. Obligations of the Company. Whenever required under this Appendix A to effect the registration of any Registrable Shares, the Company shall, as expeditiously as possible:

      8.1 prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to four (4) months or, if sooner, until the distribution contemplated in the registration statement has been completed; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed one hundred twenty (120) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the participating Holders hereby agree not to offer or sell any Registrable Shares pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the


                                      139
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              disclosure of which could reasonably be expected to have a material adverse effect upon the Company. No more than one (1) such Suspension Period shall occur in any twelve (12) month period. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.

      8.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

      8.3 furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

      8.4 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

      8.5 notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      8.6 use its best efforts to cause all Registrable Shares registered pursuant hereunder to be listed on each Securities Exchange on which similar securities issued by the Company are then listed.

      8.7 provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

      8.8 use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Appendix A, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Appendix A, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the


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              underwriters, and to the respective Holder requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the respective Holder requesting registration of Registrable Shares.

9. Assignment of Registration Rights. Any assignment of registration rights hereunder shall be in accordance with the provisions of Section 9.2 of the Shareholders' Agreement to which these Registration Rights are appended.

10. Lock-Up. In any registration of the Company's shares all Holders agree that any sales of Registrable Shares may be subject to a "lock-up" period restricting such sales, and all Holders will agree to abide by such customary "lock-up" period of up to one hundred and eighty (180) days in connection with the IPO, and ninety (90) days in connection with other registrations, if and to the extent required by the underwriter in such registration, which period may be extended upon the request of the underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the ninety (90)-day lockup period, not to (x) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, including any sale pursuant to Rule 144 under the Exchange Act (as defined below), any Shares or any securities convertible into or exercisable or exchangeable for Shares (whether such securities are then owned by the Holder or are thereafter acquired) or to
     (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Shares or other securities, in cash, or otherwise.

11. Public Information. At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the "Exchange Act"), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Holders pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Shares pursuant to that Rule. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Company as to its compliance with the reporting requirements of the said Rule 144.


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12.   Certificate Legends. Each certificate representing Shares prior to registration or Registrable Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH LAWS OR UNLESS SUCH REGISTRATION IS NOT REQUIRED. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

13. Delay of Registration; Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
      Section 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required by law and regulations to effect the registration of their Registrable Shares.

14. Termination of Registration Rights. All registration rights granted under this Agreement shall terminate and be of no further force and effectone year after the date of the IPO.

15. Certain Limitations on Registration Rights. In the case of any registration under Section 2, 3, and 4 pursuant to an underwritten offering, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Holder may participate in such registration unless such Holder agrees to sell such Holder's securities on the basis provided therein and, completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Holder's securities.

16. Nominees for Beneficial Owners. If Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof shall be treated as the Holder of such Registrable Shares for purposes of any request or other action by any Holder or Holders of Registrable Shares pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Shares contemplated by this Agreement) and all notices to be sent hereunder to any Holder or Holders of Registrable Shares shall also be sent to such beneficial owner; provided that the Company shall have received reasonable assurances of such beneficial ownership.

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17.   Holdback. Each Holder not participating in a given registration in which
      Registrable Shares are included agrees not to sell or distribute shares of the Company, during the period beginning 24 days prior to, and ending 180 days following, the effective date of such registration, in such number which may have a material adverse effect on the price of the Company's shares, and will execute such customary form of agreement evidencing such obligation.


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